1Q23 Financial Results April 19, 2023

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “hopeful,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the HSBC and Investors transactions; • The effects of geopolitical instability, including as a result of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transitional risks associated with climate change and social and governance risks, that could adversely affect our reputation, operations, business, and customers. • A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, receipt of required regulatory approvals and other regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results and excluding HSBC and ISBC. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

1Q23 GAAP financial summary

$s in millions	1Q23	4Q22	1Q22	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,643	$ 1,695	$ 1,147	$ (52)	(3) %	$ 496	43 %
Noninterest income	485	505	498	(20)	(4)	(13)	(3)
Total revenue	2,128	2,200	1,645	(72)	(3)	483	29
Noninterest Expense	1,296	1,240	1,106	56	5	190	17
Pre-provision profit	832	960	539	(128)	(13)	293	54
Provision (benefit) for credit losses	168	132	3	36	27	165	NM
Income before income tax expense	664	828	536	(164)	(20)	128	24
Income tax expense	153	175	116	(22)	(13)	37	32
Net income	$ 511	$ 653	$ 420	$ (142)	(22) %	$ 91	22 %
Preferred dividends	23	32	24	(9)	(28)	(1)	(4)
Net income available to common stockholders	$ 488	$ 621	$ 396	$ (133)	(21) %	$ 92	23 %
$s in billions							
Average interest-earning assets	$ 202.6	$ 204.5	$ 169.3	$ (2.0)	(1) %	$ 33.3	20 %
Average deposits	$ 174.4	$ 179.0	$ 155.1	$ (4.7)	(3) %	$ 19.3	12 %
Performance metrics							
Net interest margin[1]	3.29 %	3.29 %	2.75 %	– bps		54 bps	
Net interest margin, FTE[1]	3.30	3.30	2.75	–		55	
Loans-to-deposit ratio (period-end)	89.8	86.7	82.7	314		713	
ROACE	9.1	11.6	7.7	(245)		146	
ROTCE	14.4	18.5	11.4	(408)		302	
ROA	0.9	1.2	0.9	(22)		3	
ROTA	1.0	1.2	0.9	(22)		3	
Efficiency ratio	60.9	56.4	67.2	454		(633)	
Noninterest income as a % of total revenue	23 %	23 %	30 %	(11) bps		(745) bps	
FTEs[2]	18,547	18,889	17,843	(342)	(2) %	704	4 %
Operating leverage					(7.8) %		12.2 %
Per common share							
Diluted earnings	$ 1.00	$ 1.25	$ 0.93	$ (0.25)	(20) %	$ 0.07	8 %
Tangible book value	$ 29.44	$ 27.88	$ 30.97	$ 1.56	5.6 %	$ (1.53)	(5) %
Average diluted shares outstanding (in millions)	487.7	495.5	424.7	(7.8)	(2) %	63.0	15 %

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

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4 1Q23 Underlying financial summary(1) Q/Q Y/Y $s in millions 1Q23 $/bps % $/bps % Net interest income $ 1,643 $ (52) (3)% $ 496 43% Noninterest income 485 (20) (4) (13) (3) Total revenue 2,128 (72) (3) 483 29 Noninterest expense 1,230 33 3 172 16 Pre-provision profit 898 (105) (10) 311 53 Provision (benefit) for credit losses 168 36 27 189 NM Net income available to common stockholders $ 537 $ (116) (18)% $ 85 19% Performance metrics Diluted EPS $ 1.10 $ (0.22) (17)% $ 0.03 3% Efficiency ratio 57.8 342 bps (644) bps Noninterest income as a % of total revenue 23% (11) bps (745) bps ROTCE 15.8% (360) bps 281 bps Tangible book value per share $ 29.44 $ 1.56 6 $ (1.53) (5) Operating leverage (6)% 13% See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. 1Q23 Notable Items Impacts Pre-tax EPS ($s in millions except per share data) Integration related $ (52) $ (0.08) TOP revenue and efficiency initiatives (14) (0.02) Total: $ (66) $ (0.10)

5 Overview(1) See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. 1Q23: Navigating well in a dynamic environment – Underlying EPS of $1.10 and ROTCE of 15.8% – Underlying PPNR of $898 million, reflecting seasonality ▪ NII down 3% QoQ given lower day count and slightly lower interest-earning assets; stable net interest margin of 3.30% ▪ Fees down 4% QoQ with lower capital markets and service charges partly offset by higher FX and derivatives product revenue ▪ Underlying efficiency ratio of 57.8% compares with 54.4% at 4Q22 and 64.3% at 1Q22; positive operating leverage of 13% YoY – Period-end loans down 1% and average loans down slightly QoQ, including planned auto run off; loan yield up 50 bps QoQ – Period-end deposits down 4.7% QoQ; average deposits down 2.6%; cumulative beta of 36% – Provision for credit losses of $168 million and reserve build of $35 million Continued strong credit metrics – Allowance for credit losses coverage ratio of 1.47% up 4 bps QoQ; compares with pro forma day-1 CECL reserve of ~1.3% ▪ Increased allowance coverage of CRE general office to 6.7% – Prudent risk appetite across retail and commercial; NCOs of 34 bps up 12 bps QoQ; NPLs to loans of 0.64% vs. 0.60% at 4Q22 Strong capital, liquidity and funding – CET1 ratio at upper end of target range at 10.0%(2) – Tangible common equity ratio of 6.6%, up ~38 bps QoQ – Period-end LDR ratio of 89.8%; total available liquidity of ~$66 billion – Broadly stable deposits during period of market stress in March, reflecting strength of client relationships and deposit franchise – Consumer deposits are ~67% of our deposit base; quarter-end insured/secured deposits at ~68% of total deposits(3) Continue to focus on prudent offense while strengthening expense discipline – NYC Metro and New Jersey market entry progressing well; completed Investors conversion – Continued focus on deposit initiatives to attract new clients; ~5K net new Business Banking and ~350 net new Commercial Banking clients above trend added in 1Q23 – TOP 8 is well underway, current target is ~$100 million pre-tax run-rate benefit by YE2023; seeking new initiatives to augment

Current areas of interest in the banking industry

Strength of capital base

- Citizens has one of the highest capital levels in our regional bank peer group
- CET1 ratio of 10.0%[1]; 8.7% including unrealized losses on AFS & HTM securities AOCI
- Tangible common equity ratio of 6.6%, up ~38 bps QoQ

Quality deposit franchise

- Consumer deposit base represents ~67% of total deposits, near top of peer group
- Commercial deposits are diversified across industry segments, relatively granular in size, and we are primary bank for ~66% of commercial deposit base
- ~68% of our deposits are insured by the FDIC or secured[2]
- Total deposits were broadly stable in March

Maintaining a strong liquidity position

- Citizens maintains a strong liquidity position with rigorous stress testing and appropriate buffers above required limits
- Current LCR level exceeds what would be required as a Category III bank
- Citizens has a diverse funding base with significant available liquidity of ~$66 billion at March 31, 2023

CRE sector concerns

- Weakness in office sector stems from remote work shift, higher interest rates affecting refinance options and weakening economy
- Our office portfolio is reasonably well positioned across type, geography and suburban/central business district; virtually all are income producing and current on payments
- While criticized assets and work-outs will increase, expect losses to be manageable; reserve levels for general office currently at 6.7%

Potential regulatory changes

- What happened in March was an idiosyncratic bank situation, not a 'regional bank crisis'
- Regulators expected to consider a range of potential changes to capital, liquidity and deposit insurance rules and processes
- Likely to follow review/comment process with any changes occurring gradually

6

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34.

Strong capital position[1]

CET1 Ratio[2]


Peer 1
10.4%
CFG (1Q23)
10.0%
CFG (4Q22)
10.0%
Peer 2
10.0%
Peer 3
9.6%
Peer 4
9.4%
Peer 5
9.3%
Peer 6
9.1%
Peer 7
9.1%
Peer 8
9.0%
Peer 9
8.4%

TCE ratio


Peer 1
7.6%
CFG (1Q23)
6.6%
CFG (4Q22)
6.3%
Peer 2
5.6%
Peer 3
5.6%
Peer 4
5.3%
Peer 5
5.1%
Peer 6
4.9%
Peer 7
4.6%
Peer 8
4.5%
Peer 9
4.4%

CET1 Ratio including impact from net unrealized losses on debt securities in AOCI[3]


Peer 1
10.2%
CFG (1Q23)
8.7%
CFG (4Q22)
8.5%
Peer 2
7.6%
Peer 3
7.5%
Peer 4
7.3%
Peer 5
7.1%
Peer 6
6.6%
Peer 7
6.3%
Peer 8
6.3%
Peer 9
6.1%

TCE ratio including HTM marks


Peer 1
7.2%
CFG (1Q23)
6.4%
CFG (4Q22)
6.0%
Peer 2
5.6%
Peer 3
5.1%
Peer 4
4.9%
Peer 5
4.6%
Peer 6
4.6%
Peer 7
4.2%
Peer 8
3.3%
Peer 9
3.1%

Key messages

- Prudent capital management, including the decision to prioritize returns over growth in recent quarters, has resulted in a strong capital position
  - CET1 ratio including impact from net unrealized losses on debt securities in AOCI and TCE ratio are among the strongest in the peer group
  - Generate ~25 basis points of capital post-dividend each quarter
  - Timing and amount of future share repurchases will be impacted by our view of external conditions

7

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

8 56% 65% 67% 4Q22 4Q22 1Q23 Branch Deposits 47% Citizens Access™ 5% Wealth 1% Business Banking 14% Commercial 26% Treasury/ Other 7% (As of 3/31/23) Highly diversified and retail-oriented deposit base $172B Deposits Peer Avg(1) 29% 27% 26% 3Q22 4Q22 1Q23 Business Mix Product Mix 60% 60% 68% 3Q22 4Q22 1Q23 See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. Demand 26% Money Market 29% Checking with interest 21% Citizens Access™ Savings 4% Savings 13% Term 7% Total Deposits insured/secured(2) % Consumer Banking Deposits DDA as % of Total Deposits

9 CFG Peer Average H8 Data* 2Q22 3Q22 4Q22 1Q23 (5)% (4)% (3)% (2)% (1)% 0% 1% 2% ■ The 4.7% decrease QoQ in spot deposits was driven by seasonality and rate-related outflows, and was ~1% greater than our forecast for Q1 at the beginning of the year ■ We had deposit growth in 2H22 verses industry and peer declines; deposit flows since mid-2022 through 3/31/23 broadly in line with H8 ■ Total deposits were broadly stable in March ■ ~75% of retail checking households are primary checking relationships; represents ~82% of retail branch deposits; DDA % of 25% relatively stable ■ ~66% of commercial deposits are core/primary vs. ~60% at 4Q22; DDA % of 31% relatively stable Period-end deposit performance since mid-2022 is in line with industry *Federal Reserve H8 data represents total industry deposit balances Commentary -4.7% QoQ+1.2% QoQ -0.2% QoQ Cumulative change in deposits since 6/30/22 ISBC acquisition 2Q22 Note: Peer average for 4Q22 adjusted lower to exclude MUFG impact for USB

10 Deposit growth strategies ■ Attractive opportunities in the NY Metro market post- conversion of Investors branches ■ Relationships with new Treasury Solutions clients as a result of the dislocation in March represent a meaningful and more diversified deposit opportunity ■ Continue to expand our cash management offerings – ESG-focused offerings: Green Deposits, with expansion into Social, and Carbon Offset Deposits – Opportunities tied to escrow and bankruptcy capabilities – Enhanced tools and invested in capabilities to drive higher operating deposits – Invested in capabilities like integrated receivables and payables ■ Have invested to expand our liquidity management capabilities to provide a comprehensive platform for clients to structure and manage their liquidity – Invested in people and skill-sets – Add-on features and functionality to core cash management platform – Accelerated efforts to deploy new payments channels and capabilities ■ Continuing to accelerate efforts to drive strong relative performance to peers in low-cost deposit categories over the short and longer term horizon – Focused on driving primary, engaged households with distinctive capabilities • Citizens PlusTM, Paid Early, Peace of MindTM, seamless direct deposit switching capability, etc. – Building on strong momentum with entry into NY Metro market • Opportunity to raise branch productivity to legacy CFG levels ■ Driving strong relative performance on interest bearing deposit balance growth and cost containment – Launching targeted "Active Savers" campaigns in 2Q23 enabling customers to grow savings with enhanced digital tools and features (debit card round-ups, recurring transfers, etc.) – Leverage data analytics to deliver targeted CD and money market offers to high potential mass affluent customers – Remain competitively priced with Citizens AccessTM Consumer Commercial

11 Commercial Real Estate sector concerns Commentary ■ CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection ■ Strong client selection including institutional and private investors with long-term Citizens relationships ■ Continue to build reserve position reflective of risks in general office ■ CRE general office average LTV at origination of ~60% CRE by property type(1) Property Type Balance ($ in billions) % of total CFG loans NPL ($ in millions) NPL % ACL $ ACL/NPL Ratio ACL Coverage Multifamily + Co-op $ 10.5 6.8% $ 21 0.2% $ 88 418% 0.8 % Office - credit-tenant/life sciences 2.2 1.4 — — 9 N/M 0.4 Office - general 4.1 2.7 58 1.4 272 465 6.7 Retail 3.5 2.3 12 0.3 49 419 1.4 Industrial & Warehouse 3.6 2.3 — — 38 N/M 1.1 Other 5.2 3.4 48 0.9 121 250 2.3 Total $ 29.0 18.7% $ 140 0.5% $ 577 413% 2.0 % See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. (As of 3/31/2023)

12 31% 13% 7% 21% 12% 8% 8% Commercial Real Estate - $6.3B Office Portfolio: well diversified Geography Mid-Atlantic Midwest New England Other NC 4 % WA 3 % GA 3 % DC 2 % Other 9% 25% 11%64% Other General office $4.1B Credit tenant $1.5B Life sciences $0.7B Property type Class A 57% Class B 37% Class C 6% $4.1B General office breakdown Suburban 68% Central Business District 32% Income producing 90% Construction 6% REIT 4% TX CA VA

13 3.30% 0.44% (0.44)% 3.30% 4Q22 Asset Yields Funding Costs 1Q23 $169.3B $198.7B $203.6B $204.5B $202.6B $1,147 $1,505 $1,665 $1,695 $1,643 2.75% 3.04% 3.25% 3.30% 3.30% 1Q22 2Q22 3Q22 4Q22 1Q23 ■ NII down 3% given lower day count (-$29MM) and slightly lower interest-earning assets (-$14MM) – NIM of 3.30% was stable, as higher earning-asset yields were offset by higher funding costs – Interest-earning asset yields increased 41 bps to 4.76% – Interest-bearing deposit costs up 51 bps to 174 bps; well-controlled cumulative beta of 36% Net interest income $s in millions, except earning assets NII and NIM Average interest-earning assets Net interest income NIM, FTE 3.30% NIM stable QoQ ■ NII up 43%, reflecting higher NIM and 20% growth in average interest-earning assets, including the impact of the HSBC and ISBC transactions – NIM of 3.30%, up 55 bps, reflects higher earning- asset yields given higher market interest rates and interest-earning asset growth, partially offset by increased funding costs – Interest-earning asset yields increased 188 bps – Interest-bearing deposit costs up 164 bps NIM 4Q22 to 1Q23 Year-Over-Year Linked Quarter

Noninterest income(1)

Solid fee performance in spite of seasonality and a challenging market environment

$s in millions	1Q23	4Q22	1Q22	$ Q/Q	$ Y/Y
Service charges and fees	$ 100	$ 105	$ 98	$ (5)	$ 2
Capital markets fees	83	98	93	(15)	(10)
Card fees	72	71	60	1	12
Mortgage banking fees	57	54	69	3	(12)
Trust and investment services fees	63	61	61	2	2
FX and derivative products	48	35	51	13	(3)
Letter of credit and loan fees	40	41	38	(1)	2
Securities gains, net	5	4	4	1	1
Other income[2]	17	36	24	(19)	(7)
Noninterest income	$ 485	$ 505	$ 498	$ (20)	$ (13)

Noninterest income



$s in millions
$498
$525
$512
$505
$485
1Q22
2Q22
3Q22
4Q22
1Q23

Linked Quarter

- Noninterest income decreased 4%
  - Service charges and fees decreased $5 million, reflecting seasonal impacts
  - Capital markets fees decreased $15 million given lower syndications and M&A advisory fees
  - Mortgage banking fees increased $3 million given higher production volume and improved margins, partly offset by lower servicing fees
  - Trust and investment services fees increased $2 million, reflecting seasonally higher advisory fees
  - FX and derivative products revenue increased $13 million given higher client interest rate and commodities hedging activity
  - Other income decreased $19 million, reflecting higher derivative expense associated with hedging customer risk given wider spreads, as well as sundry other items

Year-Over-Year

- Noninterest income decreased 3%
  - Service charges and fees increased $2 million, reflecting the benefit of acquisitions and improvement in Treasury Solutions fees
  - Capital markets fees decreased $10 million, reflecting lower syndication fees, partially offset by higher M&A advisory and underwriting fees
  - Mortgage banking fees decreased $12 million, driven by lower production volumes, partly offset by improved gain-on-sale margins and higher servicing revenue
  - Card fees increased $12 million, given higher transaction volumes

14

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

Noninterest expense[1]

Disciplined on expenses while prioritizing key strategic investments

Underlying, as applicable $s in millions	1Q23	4Q22	1Q22	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 642	$ 618	$ 588	$ 24	$ 54
Outside services	149	153	134	(4)	15
Equipment & software	165	168	148	(3)	17
Occupancy	106	108	83	(2)	23
Other operating expense	168	150	105	18	63
Noninterest expense	$ 1,230	$1,197	$1,058	$ 33	$ 172
Full-time equivalents (FTEs)	18,547	18,889	17,843	(342)	704

Underlying efficiency ratio



64.3%
58.2%
54.9%
54.4%
57.8%
1Q22
2Q22
3Q22
4Q22
1Q23

Linked Quarter

- Underlying noninterest expense up 2.8%
  - Reflects higher salaries and employee benefits, given seasonal increases in payroll taxes and 401k costs
  - Other operating expense increased primarily reflecting higher FDIC insurance cost given industry-wide 2 bp surcharge effective January 1, 2023
  - Other categories remain broadly stable reflecting strong expense discipline and the benefit of efficiency initiatives

Year-Over-Year

- Underlying noninterest expense of $1.2 billion, increased 16%, or 6% excluding HSBC/ISBC
  - Reflects higher FDIC insurance and fraud losses, partially offset by the benefit of efficiency initiatives

15

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

Loans and leases[1]

Period-end loans down slightly reflecting balance sheet optimization

Average loans and leases[2]



$s in billions
$129.2
$153.8
$156.9
$157.1
$156.5
$21.8
$0.7
$128.5
$132.0
$156.9
$157.1
$156.5
3.26%
3.55%
4.17%
4.75%
5.25%
1Q22
2Q22
3Q22
4Q22
1Q23
CFG standalone
HSBC/ISBC

Period-end loans and leases[2]



$s in billions
$131.3
$156.2
$156.1
$156.7
$154.7
$21.7
$1.4
$129.9
$134.5
$156.1
$156.7
$154.7
1Q22
2Q22
3Q22
4Q22
1Q23
CFG standalone
HSBC/ISBC

Linked Quarter

- Average loans down slightly
  - Commercial broadly stable
  - Retail down slightly given planned run off in auto, partly offset by growth in mortgage and home equity; up 0.5% ex-auto run off
- Period-end loans down 1%
  - Commercial down 2% due to balance sheet optimization actions, as well as lower line utilization
  - Retail down 1% with planned run off in auto partly offset by growth in home equity and mortgage; up 0.2% ex-auto run off
- Average loan yield of 5.25%, up 50 bps QoQ

Year-Over-Year

- Average loans up $27.3 billion, or 21%; excluding HSBC/ISBC, up 6% (9% ex-auto run off)
  - Commercial up 11% reflecting growth in C&I and CRE
  - Retail up 1% with growth in mortgage and home equity, partly offset by planned run off of auto and personal unsecured installment loans; up 7% ex-auto run off
- Period-end loans up $23.4 billion, or 18%; excluding HSBC/ISBC, up 4% (7% ex-auto run off)
  - Commercial up 7% primarily driven by growth in C&I and CRE
  - Retail up slightly driven by mortgage and home equity, largely offset by planned run off in auto and personal unsecured installment loans; up 6% ex-auto run off

16

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

Average funding and cost of funds(1)

Deposits broadly stable during March disruption

1Q23 Average deposits


$s in billions
$155.1
$176.4
$177.6
$179.0
$174.4
1.74%
1.23%
0.56%
1.28%
0.10%
0.18%
0.88%
0.39%
0.07%
0.12%
1Q22
2Q22
3Q22
4Q22
1Q23
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

1Q23 Average deposit mix


7%
13%
26%
4%
21%
29%
Demand
Money Market
Checking with interest
Savings
Citizens Access Savings
Term

Linked Quarter

- Average deposits down $4.7 billion, or 2.6%; Period-end deposits down $8.5 billion, or 4.7%, driven by seasonal and rate-related outflows
  - Deposit decrease occurred in January/February, broadly stable in March
- Citizens Access™ 1Q23 average balance of $8.1 billion; period-end balance of $8.8 billion
- Total deposit costs increased 40 bps
- Interest bearing deposit costs increased 51 bps; sequential beta 73%; cumulative beta 36%
- Total cost of funds of 159 bps, up 46 bps
- Period-end FHLB advances of $11.8 billion, up $3.3 billion

Year-Over-Year

- Period-end deposit growth of $13.4 billion, or 8.5%, including $16.8 billion related to HSBC/ISBC
  - Deposits down 2.2% excluding HSBC/ISBC
- Average deposits up $19.3 billion, or 12.4%, including $21.2 billion related to HSBC/ISBC
  - Deposits down 1.3% excluding HSBC/ISBC
- Total deposit costs up 121 bps and interest-bearing deposit costs up 164 bps
- Total cost of funds up 143 bps

17

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

Credit quality overview

Credit provision expense (benefit); net charge-offs



$s in millions
0.19%
0.13%
0.19%
0.22%
0.34%
$(21)
$59
$71
$49
$123
$74
$132
$88
$168
$133
1Q22
2Q22
3Q22
4Q22
1Q23
Underlying provision expense (benefit) for credit losses(1)
Net charge-offs
Net charge-off ratio

Highlights

- NCOs of $133 million, or 34 bps of average loans and leases, up 12 bps QoQ
- Nonaccrual loans increased 4 bps QoQ to 64 bps of total loans driven by an increase in commercial, partly offset by a decrease in retail
- Provision for credit losses of $168 million, with a reserve build of $35 million; ACL coverage ratio of 1.47%, up 4 bps QoQ
- ACL to nonaccrual loans and leases ratio of 229% compares with 237% as of 4Q22 and 238% as of 1Q22

Allowance for credit losses



$s in millions
$1,878
$2,147
$247
$2,196
$2,240
$2,275
1.43%
1.37%
1.41%
1.43%
1.47%
1Q22
2Q22
3Q22
4Q22
1Q23
Allowance for credit losses
Allowance for credit losses - ISBC
Allowance to loan coverage ratio(2)

Nonaccrual loans



$s in millions
$789
$839
$86
$852
$944
$996
0.60%
0.54%
0.55%
0.60%
0.64%
1Q22
2Q22
3Q22
4Q22
1Q23
Nonaccrual loans
Nonaccrual loans - ISBC
Nonaccrual loans to total loans

18

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

19 4Q22 1Q23 ACL % Coverage ACL % Coverage Retail $ 973 1.31% $ 949 1.29 % Commercial 1,267 1.54 1,326 1.64 C&I 706 1.36 724 1.44 CRE 538 1.86 577 1.99 Leasing 23 1.59 24 1.72 Total $ 2,240 1.43% $ 2,275 1.47 % Allowance for credit losses ■ The increase in the ACL reserve coverage to 1.47% primarily reflects higher reserves against CRE exposures ■ The key macroeconomic assumptions underlying the reserve reflect a moderate recession over the two-year reasonable and supportable period ■ Peak unemployment of ~6% and peak-to-trough GDP decline of ~1% compare with ~6% and ~1.5%, respectively, in prior quarter. Collateral values peak-to-trough declines broadly stable with prior quarter ■ Additionally, qualitative factors are incorporated in the allowance framework to account for other considerations ■ Additional detail on the CRE portfolio is provided on pages 11 and 12 $s in millions CommentaryAllowance for credit losses

Capital remains strong

$s in billions (period-end)	1Q22	2Q22	3Q22	4Q22	1Q23
Basel III basis[1][2]					
Common equity tier 1 capital	$ 15.6	$ 17.9	$ 18.3	$ 18.6	$ 18.4
Risk-weighted assets	$161.9	$187.7	$187.2	$185.2	$183.2
Common equity tier 1 ratio	9.7 %	9.6 %	9.8 %	10.0 %	10.0 %
Tier 1 capital ratio	10.9 %	10.6 %	10.9 %	11.1 %	11.1 %
Total capital ratio	12.5 %	12.3 %	12.6 %	12.8 %	12.9 %
Tangible common equity ratio	7.1 %	6.6 %	6.1 %	6.3 %	6.6 %

CET1 ratio remains strong[3]

		TBV/share	
	CET1	$	%
4Q22	10.0 %	$27.88	
Net Income	0.28	1.06	3.8 %
Common and preferred dividends	(0.12)	(0.47)	(1.7)%
RWA decrease	0.10		
Treasury stock	(0.22)	(0.24)	(0.9)%
Goodwill and intangibles	—	(0.01)	— %
AOCI	—	1.28	4.6 %
Other	(0.04)	(0.06)	(0.2)%
Total change	—	1.56	5.6 %
1Q23	10.0 %	$29.44	

Highlights

- 1Q23 CET1 ratio of 10.0%[1] compares with 10.0% in 4Q22
- TBV/share of $29.44, up 6% QoQ
- Tangible common equity ratio of 6.6%, up 38 bps QoQ
- Paid $205 million in common dividends to shareholders in 1Q23
- Repurchased $400 million of common stock in 1Q23
  - Remaining Board-authorized capacity of $1.6 billion at March 31, 2023
- Timing and amount of future share repurchases will be impacted by our view of external conditions

20

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

Entry into New York Metro progressing well

Capitalizing on opportunities to capture market share in NYC/NJ

Successfully executed conversions

Top 10 market share[1] with ~200 branches and ~$23B in deposits

1 million+
Customer accounts migrated

~200
New branches in key growth markets

1,500+
New colleagues

~1,350 commercial clients and **~2,000** prospects

Strong early momentum

Sales volumes beating expectations with growing momentum

~3x
Improvement in customer acquisition rate at Investors branches post-conversion[2]

~1.5x
Customer acquisition rate at HSBC branches versus CFG legacy markets[3]

Up 3%
Retail deposit growth in HSBC branches Mar 2022 - Feb 2023[4]

Growing NY Metro Commercial pipeline

Focus on accelerating growth

Executing initiatives to build our brand, win new customers and deepen relationships

2022: Building our brand


Let's Go Giants.
OUR WAY
ny
Citizens






The New Jersey Devils have clinched a playoff spot.
Citizens

2023: Accelerating growth


10%
cash back
Citizens


AMERICA'S BEST
Loyalty Programs
2023

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

21

22 ■ TOP 8 underway and progressing well ■ In light of the environment, looking for opportunities to augment the program ■ Further efficiencies under consideration: – Further simplification of operating models – Demand management procurement opportunities – Re-imagination of operations leveraging automation and AI – Migration of non-core operations activities to a managed services model Revenue Efficiencies and tax 2014 TOP 1 2015 TOP 2 2016 TOP 3 2017 TOP 4 2018 TOP 5 2019- 2021 TOP 6 2022 TOP 7 2023 TOP 8 ~$200 Transforming how we operate the bank and deliver for customers TOP program benefits TOP 8 program $s in millions ~$140 ~$115 ~$115 ~$105 ~$425 ~$115 ~$100 TOP 8 targeting pre-tax run-rate benefit of ~$100 million by YE2023

23 2Q23 outlook vs. 1Q23 See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. 1Q23 Underlying(1) 2Q23 Underlying outlook Net interest income $1,643MM Down ~3% Noninterest income $485MM Up mid to high single digits Noninterest expense $1,230MM Stable to down slightly Net charge-off ratio 34 bps Mid 30's basis points CET1 ratio(2) 10.0% Above 10%; assume some repurchases Tax rate 23.3% ~22.5%

Updates to FY2023 outlook vs. 2022

	2022 Underlying[1]	Original January 2023 Guide	April 2023 Update
Net interest income	$6,012MM	Up 11-14%	Up 5-7%
Noninterest income	$2,040MM	Up 7-9%	Up mid-single digits
Noninterest expense	$4,630MM	Up ~7%; up 3.5-4% ex HSBC/ISBC full-year acquisition impact and FDIC premium increase FY2023 efficiency ratio 200 basis points lower	Up ~5%
Net charge-off ratio	18 bps	Low to mid 30's basis points	Mid to high 30's basis points
CET1 ratio[2]	10.0%	Upper end of 9.5-10% target range Expect capital return to shareholders to approach 100%	10.0-10.25%
Tax rate	22%	~22%	~22.5%

Full-year 2023 outlook commentary

- Focused on maintaining strong capital, liquidity and funding position while sustaining attractive ROTCE
- Forecasting remains challenging given continued uncertainty in the current environment
- Focused on initiatives that will have deposits stabilize/grow modestly from Q1 levels
- Current ACL level covers moderate recession and known risks; less need for further builds given anticipated spot loan decline as Auto runs down
- Assuming stable market conditions expect share repurchases to build over the course of the year

Economic and rate assumptions

- FY2023 average real GDP of ~1%, CPI of ~4% and YE2023 unemployment rate of ~4%
- Expect Fed to raise 25 basis points in May and remain on hold until one 25 basis point easing in late 2023
- 10-year Treasury rate ~3.50 at year-end

24

See pages 37-38 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 36.

25 Navigating well through a dynamic environment – CET1 ratio of 10.0%(1), at upper end of target range – CET1 ratio and TCE ratio including impact from net unrealized losses on debt securities in AOCI are among the strongest in the peer group – Repurchased $400 million of common stock in 1Q23; Timing and amount of future share repurchases will be impacted by our view of external conditions – Citizens will continue to manage capital prudently, prioritizing returns over growth – Continuing to invest in strategic initiatives that will deliver superior revenue growth in the medium term – Re-affirm commitment to medium-term financial targets – NY Metro market entry progressing well; provides significant revenue growth potential – TOP 8 well underway targeting ~$100 million pre-tax run-rate benefit by YE2023; Looking to augment TOP 8 with additional initiatives while protecting strategic investment spend Citizens operates from a position of capital strength Citizens maintains a strong liquidity position and a quality deposit franchise – Rigorous stress testing ensures liquidity levels are managed above required limits with appropriate buffers – Highly diversified retail-orientated deposit base; 67% Consumer deposits; ~68% of deposits are FDIC insured or secured – Deposits were broadly stable during period of market stress in March, reflecting strength of client relationships and deposit franchise Disciplined offense to drive strong performance over the medium term Credit metrics and overall position remain solid – NCOs of 34 bps, continuing to normalize off pandemic era lows – Continue to build reserve position reflective of risks in general office; ACL coverage ratio of 1.47%, up 4 bps QoQ

Appendix

27 Net income available to common shareholders and EPS $s in millions, except per share data ê10% $1,003 $898 4Q22 1Q23 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions ê0.4% $3.5 2 $3.5 6 ê17% $157.1 $156.5 4Q22 1Q23 $179.0 $174.4 4Q22 1Q23 1.25% 1.06% 4Q22 1Q23 19.4% 15.8% 4Q22 1Q23 $653 $537 $1.32 $1.10 4Q22 1Q23 ê18% Pre-provision profit $s in millions See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. ê360 bps ê19 bps ê3%

28 $587 $898 1Q22 1Q23 Year-over-year Underlying results(1) Return on average total tangible assets é53% Average loans $s in billions é21% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 0 bps $3.5 6 $129.2 $156.5 1Q22 1Q23 $155.1 $174.4 1Q22 1Q23 1.06% 1.06% 1Q22 1Q23 13.0% 15.8% 1Q22 1Q23 é12.4% Pre-provision profit $s in millions é281 bps $452 $537 $1.07 $1.10 1Q22 1Q23 See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. é3% é19%

29 Stabilizing and protecting NII and NIM Cash flow hedges are the primary tool to manage interest rate exposure Receive fixed cash flow swaps - average notional balances $ billions at 3/31/23 ALM hedging update (1) Expressed on a 1-month Libor equivalent basis; expect to reclassify approximately $100 million per quarter from AOCI to NII in relation to terminated swaps through the end of 2025 W.A. receive fixed rate at 3/31/23(1) 3.2% 3.1% 3.2% 3.2% 2.8%4.3% Impact from amortization of terminated swaps ($MM) ($444) ($411) ($214) ($26) ($2)($341) Remaining 3 quarters ■ Continue to manage hedges to maintain significant protection to downside in rates well into 2026 ■ Asset sensitivity for 1Q23 is at a more neutral level compared to 4Q22 – ~1.1% positive impact to NII over the next 12 months with a gradual 200 basis point increase in rates above forward curve; ~2.6% negative impact assuming a gradual 200 basis point decrease

$80.9B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)	Balances	% of total CFG
C&I		
Finance and Insurance		
Capital call facilities	$ 6.5	4 %
Other Finance and Insurance	5.8	4
Other Manufacturing	4.3	3
Technology	4.2	3
Accommodation and Food Services	3.4	2
Health, Pharma, Social Assistance	3.1	2
Professional, Scientific, and Technical	2.8	2
Wholesale Trade	2.8	2
Other Services	2.5	2
Retail Trade	2.3	1
Energy & Related	2.1	1
Rental and Leasing	1.6	1
Consumer Products Manufacturing	1.4	1
Administrative and Waste Management	1.7	1
Arts, Entertainment, and Recreation	1.6	1
Automotive	1.3	1
Other [1]	3.0	2
Total C&I	$ 50.5	33 %
CRE		
Multi-family	$ 8.6	6 %
Office	6.3	4
Retail	3.5	2
Industrial	3.6	2
Co-op	1.9	1
Data Center	0.8	1
Hospitality	0.7	—
Other [1]	3.8	2
Total CRE	$ 29.0	19 %
Total Commercial loans & leases	$ 80.9	52 %
Total CFG	$ 154.7	100 %

Commercial portfolio risk ratings[2]



$s in billions
$57.5
$82.2
$80.9
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
14%
25%
58%
4%
14%
18%
64%
6%
15%
17%
62%
4Q19
4Q22
1Q23

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.7% of total CFG loans, granular hold positions with an average outstanding of ~$12 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

30

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 34.

31 38% 41% 42% 33% 33% 32% 18% 17% 16% 5% 5% 5% 6% 4% 5% 4Q19 4Q22 1Q23 41% 19% 16% 4% 13% 7% $73.8B Retail credit portfolio See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. 800+ 740-799 680-739 640-679 <640 $61.6 $73.8 $s in billions Retail portfolio FICOs(2) $74.5 Home equity Retail loans(1) Residential mortgages Auto Education - in school Education - refinance Other retail ~94% of retail portfolio > 680 Super-prime/prime* ~76% of retail portfolio Secured ■ Mortgage – FICO ~785 – Weighted-average LTV of ~55% ■ Home equity – FICO ~765 – ~42% secured by 1st lien – ~97% CLTV less than 80% – ~87% CLTV less than 70% ■ Auto – FICO ~740 – Weighted-average LTV of ~82% ■ Education – FICO ~785 ■ Other retail: – Credit card – FICO ~735 – Citizens PayTM – FICO ~725; incorporates loss sharing High quality, diverse portfolio '* Super-prime/prime defined as FICO of 680 or above at origination

32 Delinquency by product type See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34. December 31, 2022 (%) March 31, 2023 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.14% 0.29% 0.05% 0.04% 0.48% 99.12% 0.24% 0.01% 0.04% 0.59 % Commercial real estate 99.30% 0.18% 0.16% — % 0.36% 98.48% 0.80% 0.02% 0.22% 0.48 % Leases 99.73% 0.27% — % — % — % 99.93% 0.07% — % — % — % Total commercial 99.20% 0.25% 0.09% 0.03% 0.43% 98.91% 0.43% 0.02% 0.10% 0.54 % Residential mortgages(1) 97.68% 0.32% 0.15% 1.07% 0.78% 97.35% 0.67% 0.24% 1.03% 0.71 % Home equity 97.68% 0.46% 0.14% — % 1.72% 97.66% 0.48% 0.16% — % 1.70 % Automobile 97.93% 1.24% 0.37% — % 0.46% 98.17% 1.11% 0.29% — % 0.43 % Education 99.30% 0.28% 0.13% 0.03% 0.26% 99.43% 0.26% 0.11% 0.02% 0.18 % Other retail 97.71% 0.81% 0.55% 0.41% 0.52% 97.64% 0.81% 0.52% 0.45% 0.58 % Total retail 98.02% 0.52% 0.21% 0.46% 0.79% 97.91% 0.64% 0.23% 0.46% 0.76 % Total 98.65% 0.38% 0.14% 0.23% 0.60% 98.44% 0.53% 0.12% 0.27% 0.64%

33 Allocation of allowance for credit losses by product type December 31, 2022 March 31, 2023 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Allowance for Loans and Lease Losses Commercial and industrial(1) $51,836 $581 1.12% $50,450 $601 1.19 % Commercial real estate 28,865 456 1.58 28,999 486 1.67 Leases 1,479 23 1.59 1,417 24 1.72 Total commercial 82,180 1,060 1.29 80,866 1,111 1.37 Residential mortgages 29,921 207 0.69 30,362 207 0.68 Home equity 14,043 89 0.63 14,135 95 0.67 Automobile 12,292 131 1.07 11,535 121 1.05 Education 12,808 268 2.09 12,634 266 2.11 Other retail 5,418 228 4.21 5,156 217 4.22 Total retail loans 74,482 923 1.24 73,822 906 1.23 Total loans and leases $156,662 $1,983 1.27 $154,688 $2,017 1.30 Allowance for Unfunded Lending Commitments(2)* Commercial(1) $207 1.54% $215 1.64 % Retail 50 1.31 43 1.29 Total allowance for unfunded lending commitments $257 $258 Allowance for credit losses(2) $156,662 $2,240 1.43% $154,688 $2,275 1.47% *Coverage ratios reflect total allowance for credit losses for the respective portfolio. See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 34.

Notable items[1]

Quarterly results reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. First quarter 2022 results include a notable item representing the day-one CECL provision expense ("double count") related to the HSBC transaction. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	1Q23		4Q22		1Q22	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Noninterest income	$ —	$ —	$ —	$ —	$ —	$ —
EPS Impact -Noninterest income		$ —		$ —		$ —
Salaries & benefits	$ (7)	$ (5)	$ (13)	$ (9)	$ (4)	$ (3)
Outside services	(25)	(19)	(15)	(12)	(28)	(21)
Equipment and software	(3)	(2)	(1)	(1)	—	—
Occupancy	(16)	(12)	—	—	—	—
Other expense	(1)	(1)	(6)	(4)	(5)	(3)
Noninterest expense	$ (52)	$ (39)	$ (35)	$ (26)	$ (37)	$ (27)
EPS Impact - Noninterest expense		$ (0.08)		$ (0.06)		$ (0.07)
HSBC Day 1 CECL provision expense ("double count")	$ —	$ —	$ —	$ —	$ (24)	$ (18)
EPS Impact - Provision for credit losses		$ —		$ —		$ (0.04)
Total Integration Costs	$ (52)	$ (39)	$ (35)	$ (26)	$ (61)	$ (45)
EPS Impact - Total integration related		$ (0.08)		$ (0.06)		$ (0.11)

Other notable items - primarily tax and TOP	1Q23		4Q22		1Q22	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ —	$ —	$ —	$ —	$ —	$ (3)
Other notable items- TOP & other actions						
Salaries & benefits	$ (9)	$ (7)	$ (2)	$ (2)	$ (2)	$ (1)
Outside services	(2)	(1)	(2)	(1)	(7)	(5)
Equipment and software	(1)	(1)	(1)	—	(2)	(2)
Occupancy	(2)	(1)	(2)	(2)	—	—
Other expense	—	—	(1)	(1)	—	—
Noninterest expense	$ (14)	$ (10)	$ (8)	$ (6)	$ (11)	$ (8)
Total Other Notable Items	$ (14)	$ (10)	$ (8)	$ (6)	$ (11)	$ (11)
EPS Impact - Other Notable Items		$ (0.02)		$ (0.01)		$ (0.03)
Total Notable Items	$ (66)	$ (49)	$ (43)	$ (32)	$ (72)	$ (56)
Total EPS Impact		$ (0.10)		$ (0.07)		$ (0.14)

See pages 35-36 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

34

35 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results and excluding HSBC and ISBC. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 1Q23 GAAP financial summary 1) See general note a). 2) Full-time equivalent employees. Notes on slide 4 - 1Q23 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - Overview 1) See note on non-GAAP financial measures. 2) See general note d). 3) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries Notes on slide 6 - Current areas of interest in the banking industry 1) See general note d). 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries Notes on slide 7 - Strong capital position 1) Peer data sourced from 4Q company disclosures 2) See general note d). 3) Any DTA impact on risk-weighted assets has been excluded Notes on slide 8 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries Notes on slide 11 - Commercial Real Estate sector concerns 1) See general note c). Notes on slide 14 - Noninterest income 1) See above note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 15 - Noninterest expense 1) See above note on non-GAAP financial measures. Notes on slide 16 - Loans and leases 1) See above note on non-GAAP financial measures. 2) See general note c). Notes on slide 17 - Average funding and cost of funds 1) See note on non-GAAP financial measures. Notes on slide 18 - Credit quality overview 1) See note on non-GAAP financial measures. 2) Allowance for credit losses to nonperforming loans and leases.

36 Notes continued Notes on slide 20 - Capital remains strong 1) See general note d). 2) For regulatory capital purposes, we have elected to delay the estimated impact of CECL on regulatory capital for a two-year period ended December 31,2021, followed by a three-year transition period ending December 31, 2024. As of December 31, 2021, the modified CECL transition amount was $384 million and is being transitioned out of regulatory capital over a three-year period. 3) See general note c). Notes on slide 21 - Entry into New York Metro progressing well 1) Top 10 market share in the NY MSA based on FDIC data as of June 30, 2022; branch deposits capped at $500 million 2) Branch originated sales only; Investors pre CD1 checking sales sourced from internal Investors reporting 3) New accounts reflect total checking Branch originations for 1Q23 and compare HSBC/ISBC volume per branch vs Legacy branches 4) Deposit Balances reflect average monthly balance as of Feb23 vs Mar22 for HSBC portfolio only (acquired and new) vs Legacy Notes on slide 23 - 2Q23 outlook vs. 1Q23 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 24 - Updates to FY2023 outlook vs. 2022 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 25 - Navigating well through a dynamic environment 1) See general note d). Notes on slide 27 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 28 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 30 - Commercial credit portfolio 1) Includes deferred fees and costs. 2) Reflects period end balances. Notes on slide 31 - Retail credit portfolio 1) See general note c). 2) Reflects period-end loan balances. Notes on slide 32 - Delinquency by product 1) 90+ days past due and accruing includes $309 million and $316 million of loans fully or partially guaranteed by the FHA, VA, and USDA at March 31, 2023 and December 31, 2022, respectively. Notes on slide 33 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio includes total retail allowance for unfunded lending commitments and total retail allowance for loan losses in the numerator and total retail loans in the denominator. Notes on slide 34 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR
					1Q23 Change				
		1Q23	4Q22	1Q22	4Q22		1Q22		2022
					$	%	$	%	
Noninterest income, Underlying:									
Noninterest income (GAAP)	A	$485	$505	$498	($20)	(4%)	($13)	(3%)	$2,009
Less: Notable items		—	—	—	—	—	—	—	(31)
Noninterest income, Underlying (non-GAAP)	B	$485	$505	$498	($20)	(4%)	($13)	(3%)	$2,040
Total revenue, Underlying:									
Total revenue (GAAP)	C	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%	$8,021
Less: Notable items		—	—	—	—	—	—	—	(31)
Total revenue, Underlying (non-GAAP)	D	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%	$8,052
Noninterest expense, Underlying:									
Noninterest expense (GAAP)	E	$1,296	$1,240	$1,106	$56	5%	$190	17%	$4,892
Less: Notable items		66	43	48	23	53	18	38	262
Noninterest expense, Underlying (non-GAAP)	F	$1,230	$1,197	$1,058	$33	3%	$172	16%	$4,630
Pre-provision profit:									
Total revenue (GAAP)	C	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%	$8,021
Less: Noninterest expense (GAAP)	E	1,296	1,240	1,106	56	5	190	17	4,892
Pre-provision profit (GAAP)		$832	$960	$539	($128)	(13%)	$293	54%	$3,129
Pre-provision profit, Underlying:									
Total revenue, Underlying (non-GAAP)	D	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%	$8,052
Less: Noninterest expense, Underlying (non-GAAP)	F	1,230	1,197	1,058	33	3	172	16	4,630
Pre-provision profit, Underlying (non-GAAP)		$898	$1,003	$587	($105)	(10%)	$311	53%	$3,422
Provision (benefit) for credit losses, Underlying:									
Provision (benefit) for credit losses (GAAP)		$168	$132	$3	$36	27%	$165	NM	$474
Less: Notable items		—	—	24	—	—	(24)	(100)	169
Provision (benefit) for credit losses, Underlying (non-GAAP)		$168	$132	($21)	$36	27%	$189	NM	$305
Income before income tax expense, Underlying:									
Income before income tax expense (GAAP)	G	$664	$828	$536	($164)	(20%)	$128	24%	$2,655
Less: Expense before income tax benefit related to notable items		(66)	(43)	(72)	(23)	(53)	6	8	(462)
Income before income tax expense, Underlying (non-GAAP)	H	$730	$871	$608	($141)	(16%)	$122	20%	$3,117
Income tax expense, Underlying:									
Income tax expense (GAAP)	I	$153	$175	$116	($22)	(13%)	$37	32%	$582
Less: Income tax benefit related to notable items		(17)	(11)	(16)	(6)	(55)	(1)	(6)	(110)
Income tax expense, Underlying (non-GAAP)	J	$170	$186	$132	($16)	(9%)	$38	29%	$692
Net income, Underlying:									
Net income (GAAP)	K	$511	$653	$420	($142)	(22%)	$91	22%	$2,073
Add: Notable items, net of income tax benefit		49	32	56	17	53	(7)	(13)	352
Net income, Underlying (non-GAAP)	L	$560	$685	$476	($125)	(18%)	$84	18%	$2,425
Net income available to common stockholders, Underlying:									
Net income available to common stockholders (GAAP)	M	$488	$621	$396	($133)	(21%)	$92	23%	$1,960
Add: Notable items, net of income tax benefit		49	32	56	17	53	(7)	(13)	352
Net income available to common stockholders, Underlying (non-GAAP)	N	$537	$653	$452	($116)	(18%)	$85	19%	$2,312

37

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q23 Change			
		1Q23	4Q22	1Q22	4Q22		1Q22	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$2,128	$2,200	$1,645	($72)	(3.28%)	$483	29.39%
Less: Noninterest expense (GAAP)	E	1,296	1,240	1,106	56	4.53	190	17.22
Operating leverage						(7.81%)		12.17%
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,128	$2,200	$1,645	($72)	(3.27%)	$483	29.39%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,230	1,197	1,058	33	2.80	172	16.43
Operating leverage, Underlying (non-GAAP)						(6.07%)		12.96%
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	60.90 %	56.36%	67.23 %	454 bps		(633) bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	57.84	54.42	64.28	342 bps		(644) bps	
Noninterest income as a % of total revenue, Underlying:								
Noninterest income as a % of total revenue	A/C	23 %	23%	30 %	(11) bps		(745) bps	
Noninterest income as a % of total revenue, Underlying	B/D	23	23	30	(11) bps		(745) bps	
Underlying:								
Effective income tax rate	I/G	22.97%	21.16%	21.70 %	181 bps		127 bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	23.25	21.37	21.70	188 bps		155 bps	
Return on average common equity and return on average common equity, Underlying:								
Average common equity (GAAP)	O	$21,702	$21,276	$20,981	$426	2%	$721	3%
Return on average common equity	M/O	9.11 %	11.56%	7.65 %	(245) bps		146 bps	
Return on average common equity, Underlying (non-GAAP)	N/O	10.01	12.15	8.75	(214) bps		126 bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$21,702	$21,276	$20,981	$426	2%	$721	3%
Less: Average goodwill (GAAP)		8,177	8,171	7,156	6	—	1,021	14
Less: Average other intangibles (GAAP)		192	199	80	(7)	(4)	112	140
Add: Average deferred tax liabilities related to goodwill (GAAP)		422	424	383	(2)	—	39	10
Average tangible common equity	P	$13,755	$13,330	$14,128	$425	3%	($373)	(3%)
Return on average tangible common equity	M/P	14.38 %	18.46%	11.36 %	(408) bps		302 bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	15.80	19.40	12.99	(360) bps		281 bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$222,711	$224,970	$188,317	($2,259)	(1%)	$34,394	18%
Return on average total assets	K/Q	0.93 %	1.15%	0.90 %	(22) bps		3 bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	1.02	1.21	1.03	(19) bps		(1) bps	

38

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q23 Change			
		1Q23	4Q22	1Q22	4Q22		1Q22	
					$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$222,711	$224,970	$188,317	($2,259)	(1%)	$34,394	18%
Less: Average goodwill (GAAP)		8,177	8,171	7,156	6	—	1,021	14
Less: Average other intangibles (GAAP)		192	199	80	(7)	(4)	112	140
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	424	383	(2)	—	39	10
Average tangible assets	R	$214,764	$217,024	$181,464	($2,260)	(1%)	$33,300	18%
Return on average total tangible assets	K/R	0.97 %	1.19%	0.94 %	(22) bps		3 bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	1.06	1.25	1.06	(19) bps		— bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	S	483,982,264	492,282,158	423,031,985	(8,299,894)	(2%)	60,950,279	14%
Common stockholders' equity (GAAP)		$22,187	$21,676	$20,060	$511	2	$2,127	11
Less: Goodwill (GAAP)		8,177	8,173	7,232	4	—	945	13
Less: Other intangible assets (GAAP)		185	197	115	(12)	(6)	70	61
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	387	—	—	35	9
Tangible common equity	T	$14,247	$13,728	$13,100	$519	4%	$1,147	9%
Tangible book value per common share	T/S	$29.44	$27.88	$30.97	$1.56	6%	($1.53)	(5%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	U	485,444,313	493,293,981	422,401,747	(7,849,668)	(2%)	63,042,566	15%
Average common shares outstanding - diluted (GAAP)	V	487,712,146	495,478,398	424,670,871	(7,766,252)	(2)	63,041,275	15
Net income per average common share - basic (GAAP)	M/U	$1.00	$1.26	$0.94	($0.26)	(21)	$0.06	6
Net income per average common share - diluted (GAAP)	M/V	1.00	1.25	0.93	(0.25)	(20)	0.07	8
Net income per average common share - basic, Underlying (non-GAAP)	N/U	1.10	1.32	1.07	(0.22)	(17)	0.03	3
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	1.10	1.32	1.07	(0.22)	(17)	0.03	3
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	W	$0.42	$0.42	$0.39	$—	—%	$0.03	8%
Dividend payout ratio	W/(M/U)	42 %	33 %	41 %	900 bps		100 bps	
Dividend payout ratio, Underlying (non-GAAP)	W/(N/U)	38	32	36	600 bps		200 bps	

39

40 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 1Q23 Change 1Q23 4Q22 1Q22 4Q22 1Q22 $/bps % $/bps % Salaries and employee benefits, Underlying: Salaries and employee benefits (GAAP) $658 $633 $594 $25 4% $64 11% Less: Notable items 16 15 6 1 7 10 167 Salaries and employee benefits, Underlying (non-GAAP) $642 $618 $588 $24 4% $54 9% Outside services, Underlying: Outside services (GAAP) $176 $170 $169 $6 4% $7 4% Less: Notable items 27 17 35 10 59 (8) (23) Outside services, Underlying (non-GAAP) $149 $153 $134 ($4) (3%) $15 11% Equipment and software, Underlying: Equipment and software (GAAP) $169 $170 $150 ($1) (1%) $19 13% Less: Notable items 4 2 2 2 100 2 100 Equipment and software, Underlying (non-GAAP) $165 $168 $148 ($3) (2%) $17 11% Occupancy, Underlying: Occupancy (GAAP) $124 $110 $83 $14 13% $41 49% Less: Notable items 18 2 — 16 NM 18 100 Occupancy, Underlying (non-GAAP) $106 $108 $83 ($2) (2%) $23 28% Other operating expense, Underlying: Other operating expense (GAAP) $169 $157 $110 $12 8% $59 54% Less: Notable items 1 7 5 (6) (86) (4) (80) Other operating expense, Underlying (non-GAAP) $168 $150 $105 $18 12% $63 60% $s in millions, except share, per share and ratio data

41 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 3Q22 2Q22 Noninterest income, Underlying: Noninterest income (GAAP) A $512 $494 Less: Notable items — (31) Noninterest income, Underlying (non-GAAP) $512 $525 Total revenue, Underlying: B Total revenue (GAAP) C $2,177 $1,999 Less: Notable items — (31) Total revenue, Underlying (non-GAAP) D $2,177 $2,030 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,241 $1,305 Less: Notable items 46 125 Noninterest expense, Underlying (non-GAAP) F $1,195 $1,180 Provision (benefit) for credit losses, Underlying: Provision (benefit) for credit losses (GAAP) $123 $216 Less: Notable items — 145 Provision (benefit) for credit losses, Underlying (non-GAAP) $123 $71 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 57.02% 65.27% Efficiency ratio, Underlying (non-GAAP) F/D 54.90 58.16

42 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 1Q23 Change 1Q23 4Q22 4Q22 $/bps % CET1 Ratio Adjusted for AFS & HTM unrealized losses CET1 capital $ 18,370 $ 18,574 $ (204) (1) % Less: AFS securities - AOCI 1,516 1,840 (324) (18) % Less: HTM securities - AOCI 907 931 (24) (3) % CET1 capital adjusted for AFS & HTM AOCI A $15,947 $15,803 $144 1 % Risk-weighted assets B 183,246 185,224 (1,978) (1) % Less: HTM securities - AOCI 161 165 (4) (2) % Less: AFS securities - AOCI 267 308 (41) (13) % Adjusted risk-weighted assets C $182,818 $184,751 (1,933) (1) % CET1 capital ratio adjusted for AFS & HTM AOCI A/C 8.7% 8.5% 0.2% 2 % TCE Ratio Adjusted for HTM marks Tangible common equity $14,247 $13,728 $519 4 % Add: HTM unrealized loss, after-tax 458 590 (132) (22) % Tangible common equity including HTM marks D $13,789 $13,138 $651 5 % Tangible assets 214,316 218,785 (4,469) (2) % Add: HTM unrealized loss, pre-tax 613 792 (179) (23) % Adjusted Tangible assets E 213,703 217,993 (4,290) (2) % TCE Ratio Including HTM Marks D/E 6.4% 6.0% 0.4% 7% $s in millions, except share, per share and ratio data

Non-GAAP financial measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions

$s in millions, except ratio data

		QUARTERLY TRENDS						
					1Q23 Change			
		1Q23	4Q22	1Q22	4Q22		1Q22	
					$/bps	%	$/bps	%
Noninterest expense, Underlying excluding HSBC & ISBC:								
Noninterest expense (GAAP)	A	$1,296	$1,240	$1,106	$56	5%	$190	17%
Less: Notable items		66	43	48	23	53	18	38
Less: HSBC & ISBC Acquisition Impact		125	129	13	(4)	(3)	112	NM
Total Noninterest expense, Underlying excluding HSBC & ISBC (non-GAAP)	B	$1,105	$1,068	$1,045	$37	3%	$60	6%
Total Loans, excluding HSBC & ISBC								
Total Loans (GAAP)	C	$154,688	$156,662	$131,305	($1,974)	(1%)	$23,383	18%
Less: HSBC & ISBC Acquisition Impact		19,995	20,420	1,443	(425)	(2)	18,552	NM
Total Loans, excluding HSBC & ISBC (non-GAAP)	D	$134,693	$136,242	$129,862	($1,549)	(1%)	$4,831	4%
Total Commercial Loans, excluding HSBC & ISBC								
Total Commercial Loans (GAAP)	E	$80,866	$82,180	$61,521	($1,314)	(2%)	$19,345	31%
Less: HSBC & ISBC Acquisition Impact		14,770	15,093	33	(323)	(2)	14,737	NM
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	F	$66,096	$67,087	$61,488	($991)	(1%)	$4,608	7%
Total Retail Loans, excluding HSBC & ISBC								
Total Retail Loans (GAAP)	G	$73,822	$74,482	$69,784	($660)	(1%)	$4,038	6%
Less: HSBC & ISBC Acquisition Impact		5,225	5,327	1,410	(102)	(2)	3,815	NM
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	H	$68,597	$69,155	$68,374	($558)	(1%)	$223	-%
Total Average Loans, excluding HSBC & ISBC								
Average Loans (GAAP)	I	$156,492	$157,099	$129,154	($607)	-%	$27,338	21%
Less: HSBC & ISBC Acquisition Impact		20,204	20,804	680	(600)	(3)	19,524	NM
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	J	$136,288	$136,295	$128,474	($7)	-%	$7,814	6%
Average Commercial Loans, excluding HSBC & ISBC								
Average Commercial Loans (GAAP)	K	$82,321	$82,468	$60,573	($147)	-%	$21,748	36%
Less: HSBC & ISBC Acquisition Impact		14,930	15,518	16	(588)	(4)	14,914	NM
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	L	$67,391	$66,950	$60,557	$441	1%	$6,834	11%
Average Retail Loans, excluding HSBC & ISBC								
Average Retail Loans (GAAP)	M	$74,171	$74,631	$68,581	($460)	(1%)	$5,590	8%
Less: HSBC & ISBC Acquisition Impact		5,274	5,286	665	(12)	—	4,609	NM
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	N	$68,897	$69,345	$67,916	($448)	(1%)	$981	1%

43